                               GENERAL MAGIC, INC.
                           VOTING AND WAIVER AGREEMENT


     THIS VOTING AND WAIVER AGREEMENT (the "Agreement") is made and entered into as of October 22, 1998, by and among General Magic, Inc., a Delaware corporation (the "Company"), and the undersigned holders (each a "Stockholder," and collectively, the "Stockholders") of all of the issued and outstanding shares of Series C Convertible Preferred Stock of the Company (the "Series C Preferred Stock").

     WHEREAS, on June 25, 1998, the Company issued and sold to the Stockholders a total of 3,000 shares of its Series C Preferred Stock (the "Shares") pursuant to a Securities Purchase Agreement dated as of June 24, 1998 by and among the Company and the Stockholders (the "Securities Purchase Agreement") and in connection therewith the Company filed a Certificate of Designations, Preferences and Rights with respect to the Series C Preferred Stock with the Delaware Secretary of State (the "Certificate").

     WHEREAS, the Company and the Stockholders have agreed to certain modifications to the Certificate relating to, among other things, adjustments in the conversion price of the Series C Preferred Stock and to effectuate such modifications, the Stockholders have agreed to, among other things, vote their shares of Series C Preferred Stock in favor of an amendment to the Certificate as more fully described below.

     WHEREAS, the Company and the Stockholders have agreed to an amendment to the Securities Purchase Agreement relating to approval of the issuance of the Series C Preferred Stock by the Company's stockholders.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Agreement Upon Transfer. Each Stockholder agrees not to transfer, sell or exchange (collectively, "Transfer") any of its Shares to any transferee unless such transferee agrees in writing to be bound by the terms and provisions of this Agreement, including, without limitation, the obligation to execute and deliver a Proxy (as defined below).

     2. Agreement to Vote Shares. Subject to Section 7 hereof, at every meeting of the stockholders of the Company and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, each Stockholder shall vote its Shares, unless otherwise directed in writing by the Company, in favor of approval of an amendment to the Certificate such that the designations, preferences and rights of the Series C Preferred Stock will be amended in accordance with the form of the Certificate of Amendment to the Certificate attached hereto as Exhibit A (the "Certificate Amendment"). Each Stockholder agrees that it shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with this Section 2. The date of filing of the Certificate Amendment shall be deemed to be the "Modification Date."

     3. Waiver of Rights Under the Certificate. Subject to Section 7 hereof, prior to the Modification Date, each Stockholder agrees to waive any and all rights and/or benefits under the Certificate unless such Stockholder would be entitled to such right or benefit under the Certificate, as amended by the Certificate Amendment. Subject to Section 7 hereof, each Stockholder agrees that for all purposes the Certificate, as proposed to be amended in accordance with the Certificate Amendment, shall be deemed to be the governing charter document with respect to the Series C Preferred Stock as if the Certificate Amendment had been filed on June 25, 1998.

     4. Securities Purchase Agreement. Effective as of June 24, 1998, the Company and each Stockholder hereby amend clause (ii) of the first sentence of
Section 4(l) of the Securities Purchase Agreement by inserting the date "January 31, 1999" in place of the words "60 days after the Proxy Statement Trigger Date." The parties hereto agree and acknowledge that the failure of the Company to obtain the stockholder approval described in Section 4(l) of the Securities Purchase Agreement on or before January 31, 1999 shall be deemed to be a Triggering Event pursuant to Section 3(d)(v) of the Certificate.

     5. Irrevocable Proxy. Concurrently with the execution of this Agreement, each Stockholder shall deliver to the Company a proxy in the form attached hereto as Exhibit B (the "Proxy"), which, subject to Section 7 hereof, shall be irrevocable to the fullest extent permitted by law, covering the total number of its Shares beneficially owned (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by such Stockholder as set forth therein.

     6. Effective Time. This Agreement shall be effective upon the execution hereof by the Company and all of Stockholders.

     7. Termination. If on or prior to January 31, 1999, for any reason or for no reason, the Modification Date has not occurred or the Company fails to obtain stockholder approval for each of (i) the Certificate of Amendment and (ii) the Company's issuance of all of the securities contemplated by the Securities Purchase Agreement, then this Agreement (except with respect to Section 4 hereof which shall survive any termination of this Agreement pursuant to this Section
7) and the Proxy delivered in connection herewith shall terminate, be null and void and shall have no further force and effect as of 11:59 p.m. EST on January 31, 1999.

     8. Stockholders Representations and Warranties. Each Stockholder severally and not jointly represents and warrants to the Company with respect to only itself that:

          a. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Stockholder and each is a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms.

          b. No Conflicts. The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby will not result in a violation of the certificate of incorporation, by-laws or other documents of organization of such Stockholder.

          c. Ownership of Shares. Such Stockholder is the beneficial owner with sole voting power with respect to the number of Shares set forth opposite its name on the Schedule of Buyers to the Securities Purchase Agreement

     9. Representations and Warranties of the Company. The Company represents and warrants to each of the Stockholders that:

          a. Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted.

          b.   Authorization; Enforcement; Compliance with Other Instruments.
(i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company or its Board of Directors,
(iii) this Agreement has been duly executed and delivered by the Company, and
(iv) this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          c. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of its Certificate of Incorporation, as amended, any Certificate of Designations, Preferences and Rights of any outstanding series of Preferred Stock of the Company or its By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as specifically contemplated by this Agreement, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. Other than the approval of its stockholders, all consents, authorizations, orders, filings and registrations which the Company is required to obtain or make pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

          d. Acknowledgment Regarding Stockholders' Agreeing to Amend. The Company acknowledges and agrees that each of the Stockholders is acting solely in the capacity of arm's length holder of Preferred Shares with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Stockholder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any of the Stockholders or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Stockholder's holding Preferred Shares and having purchased the Preferred Shares. The Company further represents to each Stockholder that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

          e. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Stockholders relating to the terms or conditions of the transactions contemplated by this Agreement except as set forth herein and in the Transaction Documents (as defined in the Securities Purchase Agreement) and the Certificate or the Certificate Amendment.

     10.  Miscellaneous.

          a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to any choice or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          b. Filing of Form 8-K. On or before the third business day following the date of this Agreement, the Company shall file a Form 8-K with the SEC describing the terms of the transaction contemplated by this Agreement, in each case in the form required by the Securities and Exchange Act of 1934 Act, as amended.

          c. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

          d. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          e. Severability. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

          f. Entire Agreement; Amendments. Except as specifically amended and superseded hereby, the Transaction Documents and the Certificate shall remain in full force and effect. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least two-thirds (2/3) of the Shares then outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

          g. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

          If to the Company:   General Magic, Inc. 420 North Mary Avenue
Sunnyvale, California 94086 Telephone: (408) 774-4000 Facsimile: (408) 774-4033
Attention: President

          With a copy to:      Gray Cary Ware & Freidenrich LLP
                               400 Hamilton Avenue
                               Palo Alto, California 94301
                               Telephone: (650) 328-6561
                               Facsimile: (650) 327-3699
                               Attention: Diane Holt Frankle, Esq.

     If to a Stockholder, to its address and facsimile number on the Schedule of Buyers to the Securities Purchase Agreement, with copies to such Stockholder's representatives as set forth on the Schedule of Buyers.

          h. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of two-thirds (2/3) of the Shares then outstanding including by merger or consolidation. A Stockholder may assign some or all of its rights hereunder without the consent of the Company only in connection with a transfer of the Shares in which the rights and obligations of such Stockholder hereunder are expressly assumed by such assignee. Any such assignment shall release such Stockholder from its obligations hereunder with respect to such Shares so transferred. Each Stockholder agrees that they shall not transfer any Shares unless its transferee expressly agrees to be bound by this Agreement with respect to such Shares so transferred.

          i. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          j. Publicity. The Company and each Stockholder shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Stockholder, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Stockholder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

          k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          l. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          m. Remedies. Each Stockholder and each holder of Shares shall have all rights and remedies set forth in this Agreement and, except as provided herein, all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          n. Payment Set Aside. To the extent that the Company makes a payment or payments to the Stockholders hereunder or the Stockholders enforce or exercise their rights hereunder , and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the

Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          o. Indemnification. In consideration of each Stockholder's execution and delivery of this Agreement and in addition to all of the Company's other obligations under this Agreement, the Transaction Documents, the Certificate, the Certificate Amendment, the Company shall defend, protect, indemnify and hold harmless each Stockholder and each other holder of the Shares and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the forgoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of an Indemnitee arising solely out of such Indemnitee's willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(o) shall be the same as those set forth in Sections 6(a) and (d) of the Registration Rights Agreement (as defined in the Securities Purchase Agreement), including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.


                                   * * * * * *

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

COMPANY:                                   STOCKHOLDERS:

GENERAL MAGIC, INC.                        THEMIS PARTNERS L.P.
                                           By:    Promethean Investment Group L.L.C.
                                           Its:   General Partner
By: /s/  James P. McCormick
    ---------------------------
Name:  James P. McCormick
Its:   Chief Financial Officer             By: /s/ James F. O'Brien, Jr.
                                               ---------------------------------
                                           Name: James F. O'Brien, Jr.
                                           Its:  President


                                           HERACLES FUND
                                           By:   Promethean Investment Group L.L.C.
                                           Its:  Investment Advisor


                                           By: /s/ James F. O'Brien, Jr.
                                               ---------------------------------
                                           Name: James F. O'Brien, Jr.
                                           Its:  President


                                           RGC INTERNATIONAL INVESTORS,
                                           LDC
                                           By:   Rose Glen Capital Management, L.P.
                                           Its:  Investment Manager

                                           By:   RGC General Partner Corp.
                                           Its:  General Partner

                                           By: /s/ Wayne Bloch
                                               ---------------------------------
                                           Name: Wayne Bloch
                                           Its:  Managing Director


                                           HALIFAX FUND, L.P.
                                           By: The Palladin Group, L.P.
                                           Its: Attorney-in-Fact


                                           By: /s/ Robert Chender
                                               ---------------------------------
                                           Name:  Robert Chender
                                           Title: Managing Director


                                           PALLADIN PARTNERS I, L.P.
                                           By:    Palladin Asset Management, L.L.C.
                                           Its:   General Partner


                                           By: /s/ Robert Chender
                                               ---------------------------------
                                           Name:  Robert Chender
                                           Title: Managing Director


                                           PALLADIN OVERSEAS FUND LIMITED
                                           By:    The Palladin Group L.P.
                                           Its:   Attorney-in-Fact


                                           By: /s/ Robert Chender
                                               ---------------------------------
                                           Name:  Robert Chender
                                           Title: Managing Director


                                           THE GLENEAGLES FUND COMPANY
                                           By:    The Palladin Group L.P
                                           Its:   Attorney-in-Fact


                                           By: /s/ Robert Chender
                                               ---------------------------------
                                           Name:  Robert Chender
                                           Title: Managing Director

                                      9

                                           PALLADIN SECURITIES, LLC


                                           By: /s/ Robert Chender
                                               ---------------------------------
                                           Name:  Robert Chender
                                           Title: Principal


                                           COLONIAL PENN LIFE INSURANCE COMPANY
                                           By:    The Palladin Group L.P.
                                           Its:   Attorney-in-Fact


                                           By: /s/ Robert Chender
                                               ---------------------------------
                                           Name:  Robert Chender
                                           Title: Managing Director

                            SCHEDULE OF STOCKHOLDERS

           NAME                             ADDRESS                     NUMBER       STOCKHOLDER'S REPRESENTATIVES'
                                     AND FACSIMILE NUMBER                OF                       ADDRESS
                                                                      PREFERRED         AND FACSIMILE NUMBER
                                                                       SHARES
--------------------------  ----------------------------------------  ---------    --------------------------------
Themis Partners L.P.        Promethean Investment Group, L.L.C.         250        Promethean Investment Group,
                            40 West 57th Street, Suite 1520                        L.L.C.
                            New York, New York 10019                               40 West 57th Street, Suite 1520
                            Attn: James F. O'Brien, Jr.                            New York, New York 10019
                            Facsimile: 212-698-0505                                Attn: James F. O'Brien, Jr.
                                                                                          E. Kurt Kim
                            Residence:  New York                                   Facsimile: 212-698-0505

                                                                                   Katten Muchin & Zavis
                                                                                   525 West Monroe, Suite 1600
                                                                                   Chicago, Illinois  60661-3693
                                                                                   Attn:  Robert J. Brantman, Esq.
                                                                                   Facsimile:  312-902-1061

Heracles Fund               Bank of Bermuda (Cayman) Limited            550        Promethean Investment Group,
                            P.O. Box 513                                           L.L.C.
                            3rd Floor British American Center                      40 West 57th Street, Suite 1520
                            Dr. Roy's Drive                                        New York, New York 10019
                            Georgetown, Grand Cayman                               Attn: James F. O'Brien, Jr.
                            Cayman Island, BWI                                            E. Kurt Kim
                            Attn: Allen J. Bernardo                                Facsimile: 212-698-0505
                            Facsimile: 809-949-7802
                                                                                   Katten Muchin & Zavis
                            Residence:  Gayman Islands                             525 West Monroe, Suite 1600
                                                                                   Chicago, Illinois  60661-3693
                                                                                   Attn:  Robert J. Brantman, Esq.
                                                                                   Facsimile:  312-902-1061

RGC International           c/o Rose Glen Capital Management, L.P.     1,200       Rose Glen Capital Management,
Investors, LDC              3 Bala Plaza East, Suite 200                           L.P.
                            Bala Cynwyd, Pennsylvania                              3 Bala Plaza East, Suite 200
                            Attn:  Gary Kaminsky                                   Bala Cynwyd, Pennsylvania
                            Facsimile:  610-617-0570                               Attn:  Gary Kaminsky
                                                                                   Facsimile:  610-617-0570
                            Residence:  Pennsylvania
Palladin Partners I, L.P.   c/o The Palladin Group L.P.                 100        The Palladin Group L.P.
                            40 West 57th Street                                    As Investment Advisor
                            15th Floor                                             40 West 57th Street
                            New York, NY  10019                                    15th Floor
                            Attn:  Kevin Gerlitz                                   New York, NY 10019
                            Facsimile:  212-698-0563                               Attn:  Kevin Gerlitz
                                                                                   Facsimile:  212-698-0563
                            Residence:  New York
Halifax Fund, L.P.          c/o Citco Fund Services (Cayman             700        The Palladin Group L.P.
                            Islands) Ltd.                                          As Investment Advisor
                            Corporate Centre, West Bay Road                        40 West 57th Street
                            P.O. Box 31106 SMB                                     15th Floor


                            Grand Cayman, Cayman Islands                           New York, NY 10019
                            Facsimile:  345-949-3877                               Attn:  Kevin Gerlitz
                                                                                   Facsimile:  212-698-0563
                            Residence:  Cayman Islands
The Gleneagles Fund         c/o Citco Fund Services (Cayman              50        The Palladin Group L.P.
Company                     Islands) Ltd.                                          As Investment Advisor
                            Corporate Centre, West Bay Road                        40 West 57th Street
                            P.O. Box 31106 SMB                                     15th Floor
                            Grand Cayman, Cayman Islands                           New York, NY 10019
                            Facsimile:  345-949-3877                               Attn:  Kevin Gerlitz
                                                                                   Facsimile:  212-698-0563
                            Residence:  Cayman Islands
Palladin Overseas Fund      c/o Citco Fund Services (Cayman              50        The Palladin Group L.P.
Limited                     Islands) Ltd.                                          As Investment Advisor
                            Corporate Centre, West Bay Road                        40 West 57th Street
                            P.O. Box 31106 SMB                                     15th Floor
                            Grand Cayman, Cayman Islands                           New York, NY 10019
                            Facsimile:  345-949-3877                               Attn:  Kevin Gerlitz
                                                                                   Facsimile:  212-698-0563
                            Residence:  Cayman Islands
Colonial Penn Life          Colonial Penn Life Insurance Company         50        The Palladin Group L.P.
Insurance Company           1818 Market Street                                     As Investment Advisor
                            Philadelphia, PA  19181                                40 West 57th Street
                                                                                   15th Floor
                            Residence:  Pennsylvania                               New York, NY 10019
                                                                                   Attn:  Kevin Gerlitz
                                                                                   Facsimile:  212-698-0563

Palladin Securities, LLC    c/o The Palladin Group L.P.                  50        The Palladin Group L.P.
                            40 West 57th Street                                    As Investment Advisor
                            15th Floor                                             40 West 57th Street
                            New York, NY  10019                                    15th Floor
                            Attn:  Kevin Gerlitz                                   New York, NY 10019
                            Facsimile:  212-698-0563                               Attn:  Kevin Gerlitz
                                                                                   Facsimile:  212-698-0563
                            Residence:  New York



                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
         CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES C
                           CONVERTIBLE PREFERRED STOCK
                                       OF
                               GENERAL MAGIC, INC.


     General Magic, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Company resolutions were duly adopted setting forth a proposed amendment to the Certificate of Designations, Preferences and Rights of the Company's Series C Convertible Preferred Stock (the "Certificate"), declaring said amendment to be advisable and calling a special meeting of the stockholders of the Company for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that Section (2)(b)(ii) of the Certificate be amended and restated to read as follows:

     "FIXED CONVERSION PRICE" means $10.000.";

     RESOLVED FURTHER, that Section (2)(d)(i) of the Certificate be amended and restated to read as follows:

     "Adjustment of Fixed Conversion Price upon Issuance of Common Stock. If and whenever on or after the Issuance Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than the Conversion Shares (as defined in the Securities Purchase Agreement), the Warrant Shares (as defined in the Securities Purchase Agreement), the Discretionary Shares (as defined below) and shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below)) for a consideration per share less than a price (the "APPLICABLE PRICE") equal to the Fixed Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale, the Fixed Conversion Price then in effect shall be reduced to an amount (A) in the event such issue or sale occurs on or prior to the date which is the earlier of (I) the date on which an aggregate of at least 1,800 Preferred Shares have been converted pursuant to Section 2 and (II) the date which is one year after the date the Registration Statement is declared effective by the SEC, then equal to the consideration per share which the Company issued or sold, or was deemed to have issued or sold, for one share of Common Stock pursuant to such issuance or sale or (B) in the event such issue or sale occurs after the date on which an aggregate of at least 1,800 Preferred Shares have been converted pursuant to Section 2, then equal to the product of (x) the Fixed Conversion Price in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and
     (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product of (I) the Applicable Price and (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. For purposes of determining the adjusted Fixed Conversion Price under this Section 2(d)(i), the following shall be applicable:"; and

     RESOLVED FURTHER, that Section (2)(d)(i)(D)(II) of the Certificate be renumbered as Section (2)(d)(i)(D)(III) and Section (2)(d)(i)(D)(II) of the Certificate be amended and restated as follows:

     "DISCRETIONARY SHARES" shall mean shares of Common Stock (A) which have been issued or sold, or deemed to have been issued or sold, by the Company
     (i) in connection with a merger or consolidation, (ii) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital) or (iii) in connection with the acquisition of a business, product, license or other assets by the Company, for a consideration per share (based on the Closing Bid Price of such Common Stock on the date of the issuance or sale, or deemed issuance or sale) less than the Applicable Price (as defined above) ("Acquisition Shares") and (B) the issuance or sale, or deemed issuance or sale, of which was not in violation of the applicable Discretionary Share Cap (as defined below). For the purposes hereof, "Discretionary Share Cap" shall mean that amount with respect to a Discretionary Share Measurement Period (as defined below) as calculated from time to time as of the date ("Measurement Date") of a given issuance or sale, or deemed issuance or sale, of Acquisition Shares which is equal to (A) the product of (x) the number of shares of Common Stock actually outstanding on the last day of the Discretionary Share Measurement Period, multiplied by the Closing Bid Price of the Common Stock on the Measurement Date and (y) .05, less (B) the number of Acquisition Shares issued or sold, or deemed to have been issued or sold, by the Company during the Discretionary Share Measurement Period, multiplied by the Closing Bid Price of the Common Stock on each applicable Measurement Date with respect to such Acquisition Shares. A given issuance or sale, or deemed issuance or sale, of Acquisition Shares shall be deemed to violate the Discretionary Share Cap if the product of (x) the number of such Acquisition Shares, multiplied by (y) the Closing Bid Price of the Common Stock on the Measurement Date exceeds the Discretionary Share Cap. The "Discretionary Share Measurement Period" shall mean with respect to a given issuance or sale, or deemed issuance or sale, of Acquisition Shares, that 364-day period ending on and including the date immediately prior to the date of the issuance or sale, or deemed issuance or sale, of such Acquisition Shares."

     SECOND: That thereafter, pursuant to a resolution of its Board of Directors, a special meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Designations to be signed by its duly authorized officer, this ___ day of _____, 1998.

                                       GENERAL MAGIC, INC.


                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

                                                                       EXHIBIT B

                                IRREVOCABLE PROXY

     The undersigned stockholder of General Magic, Inc., a Delaware corporation ("General Magic"), hereby appoints Steven Markman, Mary E. Doyle and James McCormick respectively of General Magic, and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote all of the shares of Series C Convertible Preferred Stock that now are or hereafter may be beneficially owned by the undersigned (the "Shares"), in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of General Magic as of the date of this Proxy are listed on the final page of this Proxy, along with the number(s) of the share certificate(s) which represent such Shares. Upon the undersigned's execution of this Proxy, any and all prior proxies given by each undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the earlier to occur of Modification Date , as such term is defined in the Voting and Waiver Agreement dated October 22, 1998 by and among General Magic, the undersigned, and all other holders of General Magic's Series C Convertible Preferred Stock (the "Voting Agreement") or 11:59 PM EST on January 31, 1999.

     This Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to the Voting Agreement. Notwithstanding the foregoing, this Proxy shall expire and be of no further force and effect immediately following the earlier to occur of Modification Date or 11:59PM EST on January 31, 1999.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time on or before the earlier to occur of the Modification Date or 11:59PM EST on January 31, 1999, to act as the undersigned's attorney and proxy to vote the Shares, and exercise all voting rights of the undersigned with respect to the Shares at every annual, special or adjourned meeting of stockholders of General Magic, and in every written consent in lieu of such a meeting, to vote in favor of approval of an amendment to the Certificate of Designations, Preferences and Rights of General Magic's Series C Convertible Preferred Stock as set forth in Exhibit A to the Voting Agreement.

     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters to which they may be otherwise entitled to vote pursuant to General Magic's Certificate of Incorporation and Delaware law.

Dated:  __________, 1998               INSERT NAME OF STOCKHOLDER]

                                       By:
                                           -------------------------------------
                                       Name:
                                       Its:

                                       ______ shares of General Magic Series C
                                              Convertible Preferred Stock

                                      B-1